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                                                                      Exhibit 23

      [LETTERHEAD OF MILLER, MAYER, SULLIVAN & STEVENS LLP APPEARS HERE]


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CKF Bankcorp, Inc.

We consent to incorporation by reference in the registration statement (No. 33-83972) on Form S-8 of CKF Bancorp, Inc. of our report dated January 21, 1999, relating to the consolidated balance sheets of CKF Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 198 annual report on Form 10-KSB of CKF Bancorp, Inc.


/s/ Miller, Mayer, Sullivan, & Stevens, LLP

Lexington, Kentucky
March, 17, 1999
                                                                  (606)223-3095
2365 Harrodsburg Road Lexington, Kentucky 40504-3399         FAX: (606)223-2143